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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 11, 1996, included in Capstone Pharmacy Services, Inc.'s Form 10-K for the ten months ended December 31, 1995 and for the years ended February 28, 1995 and 1994, and to all references to our Firm included in this registration statement.




                            /s/ Arthur Andersen LLP


Baltimore, Maryland
July 25, 1996